Exhibit 99.1

Fourth Amendment to Loan and Security Agreement

This Fourth Amendment to Loan and Security Agreement (the "Amendment") is made and entered into by and between SUMMIT FINANCIAL RESOURCES, LLC, a Delaware limited liability company and the successor in interest to SUMMIT FINANCIAL RESOURCES, L.P., a Hawaii limited partnership ("Lender"), and ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation ("Borrower").

Recitals

A.       Lender's predecessor in interest and Borrower have entered into a Loan and Security Agreement dated February 27, 2017 (together with any and all exhibits, schedules, addenda or riders hereto, as amended, modified, supplemented, substituted, extended or renewed from time to time, the "Loan and Security Agreement").

B.       Lender and Borrower have agreed to further amend the Loan and Security Agreement to increase the dollar sublimit amount with respect to Inventory Advances.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1.       Definitions. Except as otherwise expressly provided herein, terms assigned defined meanings in the Loan and Security Agreement shall have the same defined meanings in this Amendment. The term "Amendment," as defined in the preamble to this Amendment, is incorporated by reference into the Loan and Security Agreement

2.       Modification and Amendment of Loan and Security Agreement. Effective as of the date of this Amendment, the Loan and Security Agreement is amended and modified as follows:

• The first paragraph of subsection (b) (Inventory Advances) of Section 2.6 (Inventory Advances) of the Loan and Security Agreement is hereby amended to increase the dollar sublimit as follows:

"b. Inventory Advances. Notwithstanding anything to the contrary in the Loan Documents, no Inventory Advances shall be made on the Loan if, after making the requested Inventory Advance, the total, aggregate principal amount of all Inventory Advances will exceed the lowest of: (i) the total cost of Eligible Inventory (as determined by Lender in its sole discretion) multiplied by the Inventory Advance Rate; (ii) one hundred percent (100%) of the amount of outstanding Account Advances; (iii) Two Million Dollars ($2,000,000); and (iv) together with the aggregate amount of all outstanding Account Advances, the Maximum Loan Amount."

• In consideration of Lender's agreement to increase the dollar sublimit on Inventory Advances, Borrower agrees to pay to the Lender a modification fee of Five Thousand Dollars ($5,000) (the "Modification Fee") on the date hereof. The Modification Fee shall include the legal fees of Lender's in-house counsel to prepare this Amendment.

3.       Representations and Warranties. Borrower affirms and again makes the representations and warranties set forth in Section 6 (Representations and Warranties) of the Loan and Security Agreement as of the date of this Amendment.

4.       Payment of Expenses and Attorneys' Fees. Borrower shall pay all reasonable expenses of Lender related to the negotiation, drafting of documents, and documentation of this Amendment, including, without limitation, the Modification Fee (which shall include all reasonable attorneys' fees and legal expenses, including allocated fees of in-house counsel, in connection with the drafting and revising this Amendment). Lender is authorized and directed to disburse a sufficient amount of funds under the Loan to pay these expenses in full.

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Allied Healthcare – Fourth Amendment to Loan and Security Agreement

5.       Loan Documents Remain in Full Force and Effect. Except as expressly amended or modified by this Amendment, the Loan Documents remain in full force and effect. Borrower confirms that the security interests granted by the Loan Documents also secure the Loan and Security Agreement as amended by this Amendment.

6.       Borrower Covenants. Borrower covenants with Lender that Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

7.       Release. Borrower and its successors and assigns hereby fully, finally, and forever release and discharge Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or in equity, that Borrower has or in the future may have, whether known or unknown, in respect of the Loan Documents, the Loan, or the actions or omissions of Lender in respect to the Loan Documents or the Loan and arising from events occurring prior to the date hereof.

8.       Authorization. Borrower represents and warrants that the execution, delivery, and performance by Borrower of this Amendment, and all agreements, documents, obligations, and transactions herein contemplated, have been duly authorized by all necessary corporate action on the part of Borrower and are not inconsistent with Borrower's organizational documents or any resolution of the board of directors, members, managers, or other governing body of Borrower and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Borrower is a party or by which it is bound, and that upon execution and delivery hereof and thereof, this Amendment will constitute legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with its respective terms.

9.       Integrated Agreement; Amendment. This Amendment, together with the Loan and Security Agreement and the other Loan Documents, constitute the entire agreement and understanding between the parties hereto and supersede all other prior and contemporaneous agreements. This Amendment and the Loan and Security Agreement shall be read and interpreted together as one agreement and shall be governed by and construed in accordance with the laws of the State of Utah without regard to its conflict of laws principles. This Amendment shall be deemed to have been executed by the parties hereto in the State of Utah and may not be altered or amended except by written agreement signed by Lender and Borrower. All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

Borrower acknowledges and agrees that this Amendment is a final expression of the agreement between Lender and Borrower and this Amendment may not be contradicted by evidence of any alleged oral agreement.

[Signatures on Next Page]

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Allied Healthcare – Fourth Amendment to Loan and Security Agreement

Dated: October 7, 2021.

SUMMIT FINANCIAL RESOURCES, LLC

By:	/s/ Rochelle Hilson
Name:	Rochelle Hilson
Title:	Senior Vice President

ALLIED HEALTHCARE PRODUCTS, INC.

By:	/s/ Daniel C. Dunn
Name:	Daniel C. Dunn
Title:	Vice President of Finance

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Allied Healthcare – Fourth Amendment to Loan and Security Agreement